                                                                     EXHIBIT 3.1

            THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                      GREENWICH TECHNOLOGY PARTNERS, INC.

     I, Joseph P. Beninati, Chief Executive Officer of Greenwich Technology Partners, Inc. (the "Corporation"), a corporation organized and existing under
                     -----------
the General Corporation Law of the State of Delaware (the "Delaware Corporation
                                                           --------------------
Law"), do hereby certify as follows:
---

     1. The name of the Corporation is Greenwich Technology Partners, Inc., and the name under which the Corporation was originally incorporated is Datamax of Connecticut, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was April 21, 1997, the date of filing of its Restated Certificate of Incorporation with the Secretary of State was June 24, 1998, and the date of filing of its Second Amended and Restated Certificate of Incorporation with the Secretary of State was February 1, 1999.

     2. On September 9, 1999, in the manner prescribed by Sections 242 and 245 of the Delaware Corporation Law, this Third Amended and Restated Certificate of Incorporation was duly adopted by written consent of the Board of Directors and by written consent of the stockholders pursuant to Sections 141 and 228 of the Delaware Corporation Law.

     3. The text of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended and restated herein, is as follows:

1.   The name of the Corporation is GREENWICH TECHNOLOGY PARTNERS, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful activity for which the Corporation may be organized under the Delaware Corporation Law.

4. (A) This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total
                           ------------       ---------------
number of shares of capital stock which the corporation shall have authority to issue is Ninety Million (90,000,000) shares, Fifty Four Million Eight Hundred Twenty Four Thousand Seven Hundred Eighty Two (54,824,782) shares of which shall be Common Stock, par value $.01 per share (the "Common Stock"), and Thirty Five
                                                ------------
Million One Hundred
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Seventy Five Thousand Two Hundred Eighteen (35,175,218) shares of which shall be
Preferred Stock, par value $.01 per share (the "Preferred Stock").
                                                ---------------

          (B) Four Million One Hundred Thousand (4,100,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the
                                                 ------------------------
"Series A Preferred"), Five Million Five Hundred Thirty Three Thousand Thirty
 ------------------
One (5,533,031) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred"), Four Million
            ------------------------        ------------------
Two Hundred Six Thousand Six Hundred Sixty Six (4,206,666) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock" (the
                                                 ------------------------
"Series C Preferred"), Nine Million Four Hundred Eighty Seven Thousand One
 ------------------
Hundred Seventy Nine (9,487,179) of the authorized shares of Preferred Stock are hereby designated "Series D Preferred Stock" (the "Series D Preferred"), and
                   ------------------------        ------------------
Eleven Million Eight Hundred Forty Eight Thousand Three Hundred Forty Two (11,848,342) of the authorized shares of Preferred Stock are hereby designated "Series E Preferred Stock" (the "Series E Preferred"). The Series A Preferred,
 -------------------------       ------------------
the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred are hereinafter collectively referred to as the "Series
                                                                    ------
Preferred."
---------

          (C) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation (voting together on an as-if-converted basis) notwithstanding the provisions of Section 242(b)(2) of the Delaware Corporation Law.

          (D) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Third Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          (E) The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock are as follows:

          1.   Dividend Rights.
               ---------------

          (a) Holders of the Series A Preferred, in preference to the holders of the Series D Preferred, Series E Preferred and Common Stock of the Corporation, shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends equal to an aggregate of $106,150.68 to be paid pro rata among the holders of the Series A Preferred. Holders of the Series B Preferred, in preference to the holders of the Series D Preferred, Series E Preferred and Common Stock of the Corporation, shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends equal to an aggregate of $12,515.50 to be paid pro rata among the holders of the Series B Preferred. Holders of the Series C Preferred, in preference to the holders of the Series D Preferred, Series E Preferred and Common Stock of the Corporation, shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends equal to an aggregate of $158,653.97 to be paid pro rata among the holders of the Series C Preferred.

          (b) After the payment of dividends to the holders of Series A Preferred, Series B Preferred and Series C Preferred as provided in Section 1(a) above, holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common Stock, shall be entitled to receive dividends, when, if and as declared by the Board of Directors, but only out of funds that are legally available therefor. All dividends shall be paid on a pro-rata basis on the outstanding Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred with the outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred sharing in such dividends on an is if converted into Common Stock basis. Such dividends shall not be cumulative and no right to such dividends shall accrue to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred until and unless declared by the Board of Directors nor shall any undeclared or unpaid dividend bear interest.

          (c) So long as any shares of Series A Preferred, Series B Preferred or Series C Preferred shall be outstanding, no additional dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Common Stock, nor shall any shares of any Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Common Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of common stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of employment or in exercise of the Corporation's right of first refusal upon a proposed transfer) until all of the dividends on the Series A Preferred, Series B Preferred and Series C Preferred as provided in Section 1(a) above, shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share of Series Preferred (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 1(c) shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Common Stock in exchange for shares of any other Common Stock, or

(iii) any repurchase of any outstanding securities of the Corporation that is unanimously approved by the Corporation's Board of Directors.

          2.  Voting Rights.
              -------------

          (a) General Rights.  Except as otherwise provided herein or as
              --------------
required by law, the Series Preferred shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          (b) Election of Board of Directors.  (i) For so long as 1,000,000
              ------------------------------
shares of Series A Preferred shall be outstanding (as adjusted for combinations, stock dividends, subdivisions or split-ups), the holders of the Series A Preferred, voting together as a separate class on an as-converted basis, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (ii) for so long as 1,000,000 shares of Series B Preferred shall be outstanding (as adjusted for combinations, stock dividends, subdivisions or split-ups), the holders of the Series B Preferred, voting as a separate class on an as-converted basis, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (iii) for so long as 1,000,000 shares of Series C Preferred shall be outstanding (as adjusted for combinations, stock dividends, subdivisions or split-ups), the holders of the Series C Preferred, voting together as a separate class on as-converted basis, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (iv) for so long as 1,000,000 shares of Series D Preferred shall be outstanding (as adjusted for combinations, stock dividends, subdivisions or split-ups), the holders of the Series D Preferred, voting together as a separate class on as-converted basis, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (v) for so long as 1,000,000 shares of Series E Preferred shall be outstanding (as adjusted for combinations, stock dividends, subdivisions or split-ups), the holders of Series E Preferred, voting together as a separate class on an as-converted basis, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and (vi) a plurality of the holders of Common Stock and Series Preferred, voting together as a class on an as-converted basis, shall be entitled to elect all remaining members of the Board of Directors.

          (c) Separate Series A Preferred Voting Rights.  In addition to any
              -----------------------------------------
other vote or consent required herein or by law, so long as at least fifty percent (50%) of the authorized shares of the Series A Preferred remain outstanding, the vote or written consent of the holders of at least two-thirds (2/3) of the outstanding Series A Preferred, voting as a separate class, shall be necessary for effecting or validating any of the following actions:

              (i) Any increase or decrease, whether by reclassification or otherwise, in the authorized shares of Series A Preferred or any issuance of any shares of Series A Preferred or combination, split, reclassification of the outstanding shares of Series A Preferred into a smaller or larger number of shares or exchange or conversion of any shares of Series A Preferred or require the exchange or conversion of any shares of Series A Preferred, except as provided herein;

              (ii) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that adversely affects the rights, preferences, conversion and other rights, voting powers or privileges of the Series A Preferred; or

              (iii) Any creation, whether by reclassification or otherwise, of any new class or series of shares having rights, preferences or privileges senior to or on parity with the Series A Preferred.

          (d) Separate Series C Preferred Voting Rights.  In addition to any
              -----------------------------------------
other vote or consent required herein or by law, so long as at least fifty percent (50%) of the authorized shares of the Series C Preferred remain outstanding, the vote or written consent of the holders of at least two-thirds (2/3) of the outstanding Series C Preferred, voting as a separate class, shall be necessary for effecting or validating any of the following actions:

              (i) Any increase or decrease, whether by reclassification or otherwise, in the authorized shares of Series C Preferred or any issuance of any shares of Series C Preferred or combination, split, reclassification of the outstanding shares of Series Preferred into a smaller or larger number of shares or exchange or conversion of any shares of Series C Preferred or require the exchange or conversion of any shares of Series C Preferred, except as provided herein;

              (ii) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that adversely affects the rights, preferences, conversion and other rights, voting powers or privileges of the Series C Preferred; or

              (iii) Any creation, whether by reclassification or otherwise, of any new class or series of shares having rights, preferences or privileges senior to or on parity with the Series C Preferred.

          (e) Separate Series D Preferred Voting Rights.  In addition to any
              -----------------------------------------
other vote or consent required herein or by law, so long as at least fifty percent (50%) of the authorized shares of Series D Preferred remain outstanding, the vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions:

              (i) Any increase or decrease, whether by reclassification or otherwise, in the authorized shares of Series D Preferred or any issuance of any shares of Series D Preferred or combination, split, reclassification of the outstanding shares of Series D Preferred into a smaller or larger number of shares or exchange or conversion of any shares of Series D Preferred or require the exchange or conversion of any shares of Series D Preferred, except as provided herein;

              (ii) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that adversely affects the rights, preferences, conversion and other rights, voting powers or privileges of the Series D Preferred; or

              (iii) Any creation, whether by reclassification or otherwise, of any new class or series of shares having rights, preferences or privileges senior to or on parity with the Series D Preferred.

          (f) Separate Series E Preferred Voting Rights.  In addition to any
              ------------------------------------------
other vote or consent required herein or by law, so long as at least fifty percent (50%) of the authorized shares of Series E Preferred remain outstanding, the vote or written consent of the holders of a majority of the outstanding shares of Series E Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions:

              (i) Any increase or decrease, whether by reclassification or otherwise, in the authorized shares of Series E Preferred or any issuance of any shares of Series E Preferred or combination, split, reclassification of the outstanding shares of Series E Preferred into a smaller or larger number of shares or exchange or conversion of any shares of Series E Preferred or require the exchange or conversion of any shares of Series E Preferred, except as provided herein;

              (ii) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that adversely affects the rights, preferences, conversion and other rights, voting powers or privileges of the Series E Preferred; or

              (iii) Any creation, whether by reclassification or otherwise, of any new class or series of shares having rights, preferences or privileges senior to or on parity with the Series E Preferred.

          (g) Additional Series Preferred Voting Rights.  In addition to any
              ------------------------------------------
other vote or consent required herein or by law, so long as at least fifty percent of the authorized Series Preferred remain outstanding, the vote or written consent of the holders of a majority of the outstanding shares of Series Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions:

              (i) Any redemption of, or payment of dividends with respect to, Common Stock, other than a repurchase of Common Stock pursuant to the exercise of any contractual or other legal rights of first refusal or repurchase, or any repurchase of any outstanding securities of the Corporation that is approved by the Corporation's Board of Directors;

              (ii) Any action to change the authorized number of directors of the Corporation's Board of Directors;

              (iii) Any sale, lease or other disposition of all or substantially all of the assets, property or business of the Corporation, or merger or consolidation of the Corporation with any person, or the permitting of any other person to merge into it, or any other reorganization or any agreement with respect to any of the foregoing except for mergers, consolidations or reorganizations in which the Corporation is the surviving corporation and, after giving effect to the merger, consolidation, or reorganization, the holders of the Corporation's outstanding capital stock immediately preceding such event own more than fifty percent (50%) of the outstanding capital stock of the surviving corporation;

              (iv) Any plan or action to effect a voluntary liquidation, dissolution or winding up of the Corporation;

              (v) Any amendment to a stock plan or stock purchase plan of the Corporation, including, but not limited to, the Corporation's 1997 Stock Plan, modifying the number of shares of the Corporation's Common Stock reserved for issuance thereunder;

              (vi) Any repayment of shareholder notes or obligations to related parties other than in accordance with the terms set forth in the instrument, if any, evidencing such shareholder note or obligations to related parties provided that such shareholder notes or obligations are or have been approved by the Board of Directors; or

              (vii) Any transfer or grant of rights in or to any of the Corporation's intellectual property to a third party other than transfers or grants of limited licenses incidental to sales of the Corporation's products or services in the ordinary course of the Corporation's business.

          3.  Liquidation Rights.
              ------------------

          (a) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common Stock, (i) the holders of the Series A Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series A Preferred equal to the sum of (A) the Series A Original Issue Price, (B) $0.0258904 and (C) all declared but unpaid dividends on such shares of Series A Preferred to the date of such liquidation, dissolution or winding up, (ii) the holders of the Series B Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series B Preferred equal to the sum of (A) the Series B Preferred Original Issue Price, (B) $0.0022619 and (C) all declared but unpaid dividends on such shares of Series B Preferred to the date of such liquidation, dissolution or winding up, (iii) the holders of the Series C Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series C Preferred equal to the sum of (A) the Series C Preferred Original Issue Price, (B) $0.0377148 and (C) all declared but unpaid dividends on such shares of Series C Preferred to the date of such liquidation, dissolution or winding up, (iv) the holders of the Series D Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series D Preferred equal to the sum of (A) the Series D Preferred Original Issue Price and (B) all declared but unpaid dividends on such shares of Series D Preferred to the date of such liquidation, dissolution or winding up, and (v) the holders of the Series E Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series E Preferred equal to the sum of (A) the Series E Original Issue Price and (B) all declared but unpaid dividends on such shares of Series E Preferred to the date of such liquidation, dissolution or winding up. The Original Issue Price of the Series A Preferred shall be equal to $0.25, the Original Issue Price of the Series B Preferred shall be equal to $0.021841691, the Original Issue Price of the Series C Preferred shall be equal to $0.75, the Original Issue Price of the Series D Preferred shall be equal to $1.17, and the Original Issue Price of the Series E Preferred shall be equal to $2.110. The applicable Original Issue Price of each of the Series Preferred shall be appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the respective Series Preferred.

          (b) If, upon any liquidation, distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series Preferred, then such assets shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they, individually, would otherwise be respectively entitled pursuant to Section 3(a) above.

          (c) The following events shall be considered a liquidation under
Section 3(a):

              (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the Corporation shall not be the continuing or surviving entity of such consolidation, merger or reorganization and the holders of the Corporation's outstanding capital stock immediately preceding such event own less than fifty percent (50%) of the outstanding capital stock of the surviving corporation; or

              (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.

          (d) After the payment of the full liquidation preference of the Preferred Stock, if applicable, as set forth in Section 3(a) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to holders of the Common Stock and Series D Preferred on an as-if-converted to Common Stock basis.

          4.  Conversion Rights.
              -----------------

     The holders of the Series Preferred shall have the following rights to convert the Series Preferred into shares of Common Stock:

          (a) Optional Conversion.  Subject to and in compliance with the
              -------------------
provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable "Conversion Rate" for such series of Preferred
                               ---------------
Stock then in effect (determined as provided in Section 4(b)) by the number of shares of Series Preferred being converted.

          (b) Conversion Rate.  The conversion rate in effect at any time for
              ---------------
conversion of the Series A Preferred (the "Series A Conversion Rate") shall be
                                           ------------------------
the quotient obtained by dividing $0.25 by the "Series A Conversion Price,"
                                                -------------------------
calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Conversion Rate")
                                                    ------------------------
shall be the quotient obtained by
dividing $0.021841691 by the "Series B Conversion Price," calculated as provided
                              --------------------------
in Section 4(c). The conversion rate in effect at any time for conversion of the Series C Preferred (the "Series C Conversion Rate") shall be the quotient
                         ------------------------
obtained by dividing $0.75 by the "Series C Conversion Price," calculated as
                                   -------------------------
provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series D Preferred (the "Series D Conversion Rate") shall be
                                           ------------------------
the quotient obtained by dividing $1.17 by the "Series D Conversion Price," calculated as provided in Section 4(c). The conversion rate in effect at any time for the conversion of the Series E Preferred (the "Series E Conversion
                                                        -------------------
Rate") shall be the quotient obtained by dividing $2.110 by the "Series E
----                                                             --------
Conversion Price" calculated as provided in Section 4(c).
----------------

          (c) Conversion Price.  The conversion price for the Series A Preferred
              ----------------
shall initially be $0.25 (the "Series A Conversion Price").  Such initial Series
                               -------------------------
A Conversion Price shall be adjusted from time to time in accordance with this
Section 4. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted. The conversion price for the Series B Preferred shall initially be $0.021841691 (the "Series B Conversion
                                                         -------------------
Price").  Such initial Series B Conversion Price shall be adjusted from time to
-----
time in accordance with this Section 4. All references to the Series B Conversion Price herein shall mean the Series B Conversion Price as so adjusted. The conversion price for the Series C Preferred shall initially be $0.75 (the "Series C Conversion Price"). Such initial Series C Conversion Price shall be
 -------------------------
adjusted from time to time in accordance with this Section 4. All references to the Series C Conversion Price herein shall mean the Series C Conversion Price as so adjusted. The conversion price of the Series D Preferred shall initially be $1.17 (the "Series D Conversion Price"). Such initial Series D Conversion Price
            -------------------------
shall be adjusted from time to time in accordance with this Section 4. All references to the Series D Conversion Price herein shall mean the Series D Conversion Price as so adjusted. The conversion price for the Series E Preferred shall initially be $2.110 (the "Series E Conversion Price"). Such
                                          -------------------------
initial Series E Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series E Conversion Price herein shall mean the Series E Conversion Price as so adjusted.

          (d) Mechanics of Conversion.  Each holder of Series Preferred who
              -----------------------
desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted and the name or names in which said holder wishes the certificate or certificates for shares of Common Stock to be issued (except that no such notice of intent to convert shall be necessary in the event of an automatic conversion pursuant to Section 4(m) below). Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Any declared and unpaid dividends on the Series Preferred being converted shall remain payable to the holders converting such shares on the specified payment date therefor.

Except as provided in Section 4(m) below, such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (e) Adjustment for Stock Splits and Combinations.  If the Corporation
              --------------------------------------------
shall at any time or from time to time after the date that the first share of a series of Preferred Stock is issued (for each such series, the "Original Issue
                                                                --------------
Date") effect a subdivision of the outstanding Common Stock, the Conversion
----
Price for each such series in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date of a series of Preferred Stock combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for each such series in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective. The Original Issue Date for the Series A Preferred is December 9, 1997. The Original Issue Date for the Series B Preferred is December 9, 1997. The Original Issue Date for the Series C Preferred is June 25, 1998. The Original Issue Date for the Series D Preferred is February 1, 1999. The Original Issue Date for the Series E Preferred shall be the date the first share of Series E Preferred is issued as provided in this
Section 4(e).

          (f) Adjustment for Common Stock Dividends and Distributions.  If the
              -------------------------------------------------------
Corporation at any time or from time to time after the Original Issue Date of a series of Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price for each such series that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect for such series of Preferred Stock by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution. For the purposes of the preceding sentence, all outstanding shares of Common Stock and all shares of Common Stock issuable upon conversion of Series Preferred that are outstanding as of the close of business on the day next preceding the date of such issuance, or next preceding such record date, shall be deemed outstanding.

          (g) Adjustments for Other Dividends and Distributions.  If the
              -------------------------------------------------
Corporation at anytime or from time to time after the Original Issue Date of a series of Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of each such series of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series Preferred or with respect to such other securities by their terms.

          (h) Adjustment for Reclassification, Exchange and Substitution.  If at
              ----------------------------------------------------------
any time or from time to time after the Original Issue Date of a series of Preferred Stock, the Common Stock issuable upon the conversion of such series of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4 or in Section 3(c)), in any such event each holder of such series of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          (i) Reorganizations, Mergers, Consolidations or Sales of Assets.  If
              -----------------------------------------------------------
at anytime or from time to time after the Original Issue Date of a series of Preferred Stock, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4 or in Section 3(c)), as a part of such capital reorganization, provision shall be made so that the holders of such series of Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the applicable Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

          (j) Sale of Shares Below Conversion Price.
              -------------------------------------

              (i) If at any time or from time to time after the Original Issue Date of a series of Preferred Stock, the Corporation issues or sells, or is deemed by the express provisions of this subsection (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 4(f) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(e) above, for an Effective Price (as defined in subsection (j)(iv) below) less than the then effective Conversion Price of such series, then and in each case, the then applicable Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, (x) with respect to the Series A Preferred, the Series B Preferred or the Series C Preferred, to a price determined individually for each of such series of Preferred Stock by multiplying the applicable Conversion Price for such series of Preferred Stock by a fraction (A) the numerator of which shall be the number of shares of Common Stock deemed outstanding (as defined in the following sentence) immediately prior to such issue or sale, plus the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (j)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price for such series of Preferred Stock, and (B) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total Additional Shares of Common Stock so issued, and (y) with respect to the Series D Preferred and Series E Preferred, to a price determined by multiplying the applicable Conversion Price for such series of Preferred Stock by a fraction, (A) the numerator of which shall be the number of shares of Preferred Stock outstanding immediately prior to such issue or sale, plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price and (B) the denominator of which shall be the number of shares of Preferred Stock outstanding immediately prior to such issue or sale, plus the total Additional Shares of Common Stock so issued. For purposes of clause (x) of the preceding sentence, all outstanding shares of Common Stock and all shares of Common Stock issuable upon conversion of the Series Preferred that are outstanding as of the close of business on the day next preceding the date of issue or sale of Additional Shares of Common Stock shall be deemed outstanding.

              (ii) For the purpose of making any adjustment required under this Section 4(j), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

              (iii)  For the purpose of the adjustment required under this
Section 4(j), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price (as defined in subsection
-----------------------
(iv) below) of such Additional Shares of Common Stock is less than the applicable Conversion Price of any Series Preferred, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the applicable Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the applicable Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to shares that have previously been converted.

              (iv) "Additional Shares of Common Stock" for each series of
                    ---------------------------------
Preferred Stock shall mean all shares of Common Stock issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than
(1) shares of Common Stock issued upon conversion of the Series Preferred; (2) shares of Common Stock, and/or options, warrants or other Common Stock purchase rights, issued to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary thereof pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors (plus such additional number of shares, options or warrants as may again become issuable under each such plan due to termination or repurchase of such shares, options or warrants previously issued), and (3) shares of Common Stock or Convertible Securities issued in connection with equipment leases or commercial credit agreements with financial institutions and up to 1.5 million shares of Common Stock to be issued by the Corporation as consideration for services rendered pursuant to service and recruiting contracts of the Corporation. The "Effective Price" of Additional Shares of Common Stock
                          ---------------
shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4(j) into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 4(j), for such Additional Shares of Common Stock.

          (k) Certificate of Adjustment.  In each case of an adjustment or
              -------------------------
readjustment of the applicable Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, if such Series Preferred is then convertible pursuant to this Section 4, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred so affected at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the applicable Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of such Series Preferred.

          (l) Notices of Record Date.  Upon (i) any taking by the Corporation of
              ----------------------
a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all the assets of the Corporation to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

          (m)  Automatic Conversion.
               --------------------

              (i) Each share of a series of Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective applicable Conversion Price for such series, (A) at any time upon the affirmative election of the holders of at least two-thirds (2/3) of the outstanding shares of Series Preferred; provided, however, with respect to the Series A Preferred, so long as at least fifty percent (50%) of the authorized shares of the Series A Preferred remain outstanding, the vote or written consent of the holders of at least two-thirds (2/3) of the outstanding Series A Preferred, voting as a separate class, shall be required to convert the Series A Preferred, and, with respect to the Series B Preferred, so long as at least fifty percent (50%) of the authorized shares of the Series B Preferred remain outstanding, the vote or written consent of the holders of at least two-thirds (2/3) of the outstanding Series B Preferred, voting as a separate class, shall be required to convert the Series B Preferred, and, with respect to the Series C Preferred, so long as at least fifty percent (50%) of the authorized shares of the Series C Preferred remain outstanding, the vote or written consent of the holders of at least two-thirds (2/3) of the outstanding Series C Preferred, voting as a separate class, shall be required to convert the Series C Preferred, and, with respect to the Series D Preferred, so long as at least fifty percent (50%) of the authorized shares of the Series D Preferred remain outstanding, the vote or written consent of the holders of at least a majority of the outstanding Series D Preferred, voting as a separate class, shall be required to convert the Series D Preferred, and, with respect to the Series E Preferred, so long as at least fifty percent (50%) of the authorized shares of the Series E Preferred remain outstanding, the vote or written consent of the holders of a majority of the outstanding Series E Preferred, voting as a separate class, shall be required to convert the Series E Preferred, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (x) the per share price is at least Five Dollars and Fifty Cents ($5.50) (as adjusted for stock splits, recapitalizations and the like), and (y) the net cash proceeds to the Corporation (after payment of any underwriting discounts, commissions and fees) are at least Thirty Million Dollars ($30,000,000). Upon such automatic conversion, any declared but unpaid dividends as provided in Section 1(a) hereof shall be paid to the holders of the Series A Preferred, Series B Preferred and Series C Preferred on the specified date of the automatic conversion.

              (ii) Upon the occurrence of the event specified in paragraph (i) above, the outstanding shares of each such series of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of Series Preferred, the holders of the Series Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred. All declared but unpaid dividends as provided in Section 1(a) hereof on the shares of Series A Preferred, Series B Preferred and Series C Preferred being converted, to and including the date of such conversion, shall be payable on the date of conversion.

          (n) Fractional Shares.  No fractional shares of Common Stock shall be
              -----------------
issued upon conversion of the Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

          (o) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (p) Notices.  Any notice required by the provisions of this  Section
              -------
4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

          (q) Payment of Taxes.  The Corporation will pay all taxes (other than
              ----------------
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

          (r) No Dilution or Impairment.  The Corporation shall not amend its
              -------------------------
Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or impairment.

     5.   Redemption.  The shares of Series E Preferred shall be redeemed as
          ----------
follows:

          (a) Mandatory Redemption.  On September 30, 2006 (the "Redemption Date
           --------------------                                  ---------------
the Corporation shall redeem from each holder of shares of Series E Preferred, all of the shares of Series E Preferred held by such holder on the Redemption Date.

       (b) Redemption Price and Payment.  The Series E Preferred to be redeemed
           ----------------------------
on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to $2.110 per share plus, in the case of each share, an amount equal to all dividends, declared but unpaid thereon, computed to the Redemption Date, such amount being referred to as the "Redemption Price". Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

       (c) Redemption Mechanics.  At least 20 but not more than 30 days prior to
           --------------------
the Redemption Date, written notice (the "Redemption Notice") shall be given by
                                          -----------------
the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series E Preferred notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series E Preferred (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series E Preferred on the Redemption Date are insufficient to redeem the total number of outstanding shares of Series E Preferred, the holders of shares of Series E Preferred shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series E Preferred not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series E Preferred, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

6.   No Reissuance of Series Preferred. No share or shares of Series Preferred
     ---------------------------------
acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

7.   Residual Rights. All rights accruing to the outstanding shares of the
     ---------------
Corporation not otherwise expressly provided for in this Certificate of Incorporation or any subsequent Certificate of Incorporation shall be vested in the Common Stock.

8.   Limitation on Liability. No director shall be liable to the Corporation or
     -----------------------
its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) under Section 174 of the Delaware Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware Corporation Law is subsequently amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware Corporation Law, as so amended from time to time.

9.   Indemnification. The Corporation is authorized to indemnify the directors
     ---------------
and officers of the Corporation to the fullest extent permissible under Delaware law.

10.  Miscellaneous. The Board of Directors is authorized to make, alter or
     -------------
repeal the bylaws of the Corporation. Election of directors need not be by written ballot.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has duly executed this Third Amended and Restated Certificate of Incorporation in the name and on behalf of Greenwich Technology Partners, Inc. on this 9th day of September, 1999.


                         GREENWICH TECHNOLOGY PARTNERS, INC.


                         By: /s/ Joseph P. Beninati
                             ------------------------------
                             Joseph P. Beninati
                             Chief Executive Officer